UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 3, 2017

Date of Report (date of earliest event reported):

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-10210	83-0250943
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800

New York, NY 10011

(Address of principal executive offices)

212-204-7926

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 3, 2017, Global Tech Industries Group, Inc. (the “Company”) terminated the engagement of DLL CPAS, LLC. (“DLL”). The Company has not had any disputes with DLL regarding any matters. There had been no disagreements with DLL on any matter of accounting principles or practices from December 23, 2016, the date of their engagement through April 3, 2017. DLL had informed the Company that their auditing scope was primarily focused on American companies. In the interim between December 23, 2016 and April 3, 2017, the Company has acquired a Hong Kong based company that needs an independent accountant to perform the necessary audit, so the Company sought to engage a new independent auditor to perform these services.

On April 4, 2017, the Company engaged KSP Group, Inc. as its independent accountant to provide auditing services going forward for the Company. Prior to such engagement, the Company had no consultations with KSP Group, Inc. The decision to retain KSP Group, Inc. was approved by the Company’s Board of Directors on April 1, 2017.

On April 5, 2017. the Company provided DLL with its disclosures in the Current Report on a Form 8-K disclosing the termination of DLL and requested in writing that DLL furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. DLL’s response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated April 5, 2017 from DLL CPAS, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 2017

Global Tech Industries Group, Inc.

By:	/s/ David Reichman
Name:	David Reichman
Title:	Chairman & CEO